Chembio Board Member Named Winner of Commercialization Award by Purdue University
Dr. Peter Kissinger Recognized for Role in Commercializing Purdue Research Discoveries
MEDFORD, N.Y., November 21, 2013 -- Chembio Diagnostics, Inc. (Nasdaq:CEMI) a leader in point-of-care ("POC") diagnostic tests for infectious diseases, announced today that Peter Kissinger, Ph.D., a member of the company's board of directors and professor of chemistry at Purdue University, has received the Outstanding Commercialization Award for Purdue University for 2013.  The award is given annually to a Purdue University faculty member in recognition of outstanding contributions to, and success with, commercializing the University's research discoveries.
"It comes as no surprise that Peter's many commercialization accomplishments have received such recognition," said Lawrence Siebert, Chembio's Chief Executive Officer.  "Chembio is proud to have Peter as a member of our board and we extend our congratulations to him for this great honor."
Dr. Kissinger is a scientist, entrepreneur, and academic, with a multifaceted career in biotechnology and biomedical technologies. Dr. Kissinger is a Professor of Chemistry and Associate Department Head at Purdue University.  He has published more than 230 scientific papers and he is a columnist for the trade publication Drug Discovery News.  Dr. Kissinger is a Fellow of the American Association of Pharmaceutical Scientists and the American Association for the Advancement of Science.
Dr. Kissinger has founded multiple bioscience companies, including Phlebotics, Inc., a medical device company focused on diagnostic information for intensive care medicine. Dr. Kissinger received a B.S. in Chemistry from Union College, Schenectady, N.Y., and a Ph.D. in Analytical Chemistry from the University of North Carolina in Chapel Hill.
More information can be found regarding Dr. Kissinger's receipt of the Outstanding Commercialization Award for Purdue University at the following link: http://www.purdue.edu/newsroom/releases/2013/Q4/chemistry-professor-wins-commercialization-award.html
About Chembio Diagnostics
Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care testing market. Chembio's two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. (formerly, Inverness Medical Innovations, Inc.). Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 200 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485. For more information, please visit: www.chembio.com.
Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.
Contacts:
Chembio Diagnostics, Inc.
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investors)
 Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com